UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 26, 2012

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 26, 2012, the Board of Directors of Exar Corporation (the “Company”) appointed Behrooz Abdi as a member of the Board of Directors (the “Board”) effective September 30, 2012. In connection with his appointment to the Board, Mr. Abdi was appointed as a member of the Audit Committee and the Corporate Governance and Nominating Committee (the “Committees”) of the Board. As a member of the Board and Committees, Mr. Abdi will be compensated in accordance with the Company’s non-employee director compensation program in effect from time to time. The Board has determined that Mr. Abdi qualifies as an “independent” director under NASDAQ rules. His appointment increases the size of the Company’s Board to seven members.

Mr. Abdi has been providing executive leadership and funding to various early stage organizations since December 2011. He currently serves as a director at Tabula Inc., a privately held company, and InvenSense Inc., a public company. From November 2009 to December 2011, Mr. Abdi served as Executive Vice President with NetLogic Microsystems Inc. From November 2007 to November 2009, Mr. Abdi was President and CEO at RMI Corporation. From March 2004 to November 2007, he was Senior Vice President and General Manager for Qualcomm Incorporated. From July 1985 to December 2004, Mr. Abdi served in a number of executive management and engineering positions with Motorola Inc. Mr. Abdi holds a B.S.E.E. from Montana State University and M.S.E.E. from Georgia Institute of Technology.

The Company issued a press release today, October 2, 2012, announcing the appointment of Mr. Abdi to the Company’s Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2012

EXAR CORPORATION

By:	/s/ Kevin Bauer
Name: Kevin Bauer
Title: Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release